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                                                                   EXHIBIT 10.77



                   FINANCIAL ADVISORY AND CONSULTING AGREEMENT

         This agreement ("Agreement") is made and entered into this 1st day of May, 1998, between American Artists Film Corporation, a Missouri corporation (the "Company"), and National Securities Corporation (the "Consultant").

         In consideration of and for the mutual promises and convenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Purpose. The Company hereby retains the Consultant on a non-exclusive basis during the term specified to render consulting advice to the Company as the Company reasonably request relating to financial and similar matters, upon the terms and conditions as set forth herein.

         2. Term and Compensation. This Agreement shall be effective for a period of three months commencing on the date first written above (the "Engagement Period"); provided, however, that this Agreement may be terminated by either party upon 10 days prior written notice. The Company shall pay the Consultant a non-refundable fee upon the execution of this Agreement consisting of 25,000 shares of restricted common stock of the Company (the "Restricted Stock").

         3. Duties of Consultant. During the term of this Agreement, the Consultant will provide the Company with such regular and customary non-exclusive consulting advice as is reasonably requested by the Company, provided that the Consultant shall not be required to undertake duties not reasonable within the scope of the consulting advisory services contemplated by this Agreement. In performance of these duties, the Consultant shall provide the Company with the benefits of its best judgment and efforts. It is understood and acknowledged by the parties that the value of the Consultant's advice is not measurable in any quantitative manner, and that the Consultant shall not be obligated to spend any specific amount of time doing so. The Consultant's duties may at the direction of the Company include, but not necessarily be limited to on a non-exclusive basis:

         A. Providing sponsorship and exposure in connection with the dissemination of corporate information regarding the Company to the investment community at large.

         B. Assisting in the Company's financial public relations, including discussions between the Company and the financial community.

         C. Advice regarding the financial structure of the Company and its divisions or subsidiaries or any programs and projects, as such issues relate to the public market for the Company's equity securities.

         D. Rendering advice with respect to any acquisition program of the Company, as such program relates to the public market for the Company's equity securities.



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         E. Rendering advice regarding the public market for the Company's securities and the timing and structure of any future public offering of the Company's equity securities.

         It is expressly understood that no actual or express authority on behalf of the Company is granted by the Company hereunder to Consultant.

         4. Relationships with others. The Company acknowledges that the Consultant or its affiliates is in the business of providing financial service and consulting advice (of all types contemplated by this Agreement) to others. Nothing herein contained shall be construed to limit or restrict the Consultant in conducting such business with respect to others, or in rendering such advise to others. In connection with the rendering of services hereunder, Consultant has been or will be furnished with confidential information concerning the Company including, but not limited to, financial statements and information, cost and expense data, production data, trade secrets, marketing and customer data, and such other information not generally obtained from public or published information or trade sources. Such information shall be deemed "Confidential Material" and, except as specifically provided herein, shall not be disclosed by Consultant or its employees or agents without prior written consent of the Company. In the event Consultant is required by applicable law or legal process to disclose any of the Confidential Material, it is agreed that Consultant will deliver to the Company immediate notice of such requirement prior to disclosure of same to permit the Company to seek an appropriate protective order and/or waive compliance of this provision. If, in the absence of a protective order or receipt of written waiver, Consultant is nonetheless, in the reasonable written opinion of Consultant's counsel, compelled to disclose any Confidential Material, Consultant may do so without liability hereunder provided that notice of such prospective disclosure is delivered to the Company at least five (5) days prior to actual disclosure, Following the termination of this Agreement, Consultant shall deliver to the Company all Confidential Material.

         5. Consultant's Liability. In the absence of gross negligence or willful misconduct on the part of the Consultant or the Consultant's breach of this Agreement, the Consultant shall not be liable to the Company or to any officer, director, employee, stockholder or creditor of the Company, for any act or omission in the course of or in connection with the rendering or providing of advice hereunder. Except in those cases where the gross negligence or willful misconduct of the Consultant or the breach by the Consultant of this Agreement is alleged and proven, the Company agrees to defend, indemnify, and hold the Consultant harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in the defense of the Consultant) which may in any way result from services rendered by the Consultant pursuant to or in any connection with this Agreement.

         6. Expenses. The Company, upon receipt of appropriate supporting documentation, shall reimburse the Consultant for any and all reasonable and actual out-of-pocket expenses incurred in connection with services provided to the Company, subject in each case to prior written approval of the Company.


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         7.       Other Assistance by Consultant

         If the Consultant materially assists the Company with respect to (i) the sale or distribution of securities and/or (ii) acquisition of or merger with another business, then the Company agrees to compensate the Consultant in a manner which is reasonably consistent with the industry standards for the particular type and size of transaction and based upon Consultant's level of involvement. If the parties are unable to agree upon a compensation arrangement for such services within 30 days of the identification of such a transaction, then the parties hereto agree to submit such dispute to a mutually acceptable mediation service for resolution.

         8.       Limitation Upon the Use of Advice and Services

         (a) No person or entity, other than the Company or any of its subsidiaries or directors or officers of each of the foregoing, shall be entitled to make use of or rely upon the advice of the Consultant to be given hereunder, and the Company shall not transmit such advice to, or courage or facilitate the use or reliance upon such advice by other without the prior consent of the Consultant.

         (b) It is clearly understood that the Consultant, for services rendered under this Agreement, makes no commitment whatsoever as to recommend or advise its clients to purchase the securities of the Company. Research reports or corporate finance reports that may be prepared by the Consultant will, when and if prepared, be done solely on the merits or judgment of analysts of the Consultant or any senior finance personnel of the Consultant.

         (c) Use of the Consultant's name in annual reports or any other report of the Company or releases by the Company must have the prior approval of the Consultant unless the Company is required by law to include Consultant's name in such annual reports, other report or release of the Company, in which even Consultant will be furnished with copies of such annual reports or other reports or releases using Consultant's name in advance of publication by the Company.

         9. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.

         10.  Miscellaneous.

         (a) Any notice or other communication between parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed if to the Company, addressed to it at American Artists Film Corporation, Attention: Steven D. Brown, 1245 Fowler Street NW, Atlanta, GA 30318 or if to the Consultant, addressed to it at National Securities Corporation, 875 N. Michigan Avenue, Suite 1560, Chicago, Illinois 60611. Such notice or other communication shall be deemed to be given on the date of receipt.

         (b) If the Consultant shall cease to do business, the provisions hereof relating to duties of the Consultant and compensation by the Company as it applies to the Consultant shall thereupon cease to be in effect, except for the
(1) Restricted Stock paid by the Company to Consultant hereunder as of the date hereof, and (2) Any compensation due Consultant in accordance with paragraph 7 above.

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         (c) This Agreement embodies the entire agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the central subject matter hereof.

         (d) This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Consultant.

         (e) This Agreement shall be construed and interpreted in accordance with the laws of the State of Washington, without giving effect to conflicts of laws.

         (f) There is no relationship or partnership, agency, employment, franchise or joint venture between the parties. Neither party has the authority to bind the other or incur any obligation on its behalf.

         (g) This Agreement and the rights hereunder may not be assigned by either party (except by operation of law or merger) and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

                                    AMERICAN ARTISTS FILM CORPORATION



                                    By:  /s/ Steven D. Brown
                                       ----------------------------
                                    Name: Steven D. Brown
                                    Title   CEO


                                    NATIONAL SECURITIES CORPORATION



                                    By:  /s/  Steven A. Rothstein
                                       ----------------------------
                                    Name: Steven A. Rothstein
                                    Title   Chairman


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